                                                                               .
                                                                               .
                                                                               .
JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK   [JOHN HANCOCK LOGO]

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
OVERNIGHT MAILING ADDRESS:   ANNUITY SERVICE OFFICE:               HOME OFFICE
   [164 Corporate Drive           [P.O. Box 9505        [100 Summit Lake Drive, 2nd Floor
Portsmouth, NH 03801-6815]  Portsmouth, NH 03802-9505]         Valhalla, NY 10595]
                                 [1-800-344-1029]
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                 THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

 WE AGREE to pay the benefits of this Certificate in accordance with its terms.

          THIS CERTIFICATE is issued in consideration of the Payment.

John Hancock Life Insurance Company of New York will provide a guaranteed annual amount for withdrawal beginning on the Lifetime Income Date and continuing for the life of the Annuitant and any co-Annuitant. We will pay an annuity benefit beginning on the Annuity Commencement Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments section of this Certificate. If the Annuitant dies while this Certificate is in effect prior the Annuity Commencement Date, we will pay the Certificate Value to the Beneficiary upon receipt of all required claim forms and proof of death of the Annuitant at the Annuity Service Office.

The smallest annual rate of investment return which is required to be earned on the assets of the Separate Account so that the dollar amount of variable Annuity Payments will not decrease is [3.62%]. Explicit annual charges against the assets of the Separate Account are as follows:

Certificate Asset Fee Charge: no greater than [0.60%]

                            TEN DAY RIGHT TO REVIEW

YOU MAY CANCEL THE CERTIFICATE BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR REGISTERED REPRESENTATIVE WHO SOLD IT YOU AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CERTIFICATE. DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (I) THE CERTIFICATE VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CERTIFICATE IS DELIVERED TO US OR (II) AN AMOUNT EQUAL TO THE PAYMENT. AFTER 7 DAYS, WE WILL PAY THE CERTIFICATE VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CERTIFICATE IS DELIVERED TO US. WE WILL PAY THE REFUND AMOUNT TO THE OWNER WITHIN 7 DAYS OF RECEIPT OF THE CERTIFICATE BY US.

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES AND OTHER VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE INVESTMENT RESULTS, AS APPLICABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1

SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York, on the Certificate Date.

/s/ James D. Gallagher                    /s/ Emanuel Alves
-------------------------------           --------------------------------------
President                                 Secretary

                 GROUP SINGLE PAYMENT DEFERRED VARIABLE ANNUITY
                     GUARANTEED LIFETIME WITHDRAWAL BENEFIT
                               NON-PARTICIPATING

VENTURE.202.10-CERT-NY                                                        NY
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INTRODUCTION

This  is  a  group  single  payment deferred variable annuity certificate.  This
Certificate provides that, prior to the Annuity Commencement Date, the Certificate Value will accumulate on a variable basis. Subject to the provisions of the Certificate, you may take withdrawals and transfer amounts among the Investment Options. If you limit withdrawals to the amounts described in the Lifetime Income Benefit section, we guarantee that the Lifetime Income Amount will be available for withdrawal each Certificate Year after the Lifetime Income Date and during the life of the Annuitant and any co-Annuitant. After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable.

The Certificate Value will vary with the investment performance of your Investment Options.

If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate the Payment among one or more Investment Options. The Investment Options are identified on the Specifications Page.

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TABLE OF CONTENTS                                PAGE
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
SPECIFICATIONS PAGES                              S.1

PART 1 - DEFINITIONS                              1.1

PART 2 - GENERAL PROVISIONS                       2.1

PART 3 - OWNER, BENEFICIARY                       3.1

PART 4 - PAYMENT                                  4.1

PART 5 - FEES AND DEDUCTIONS                      5.1

PART 6 - VARIABLE ACCOUNT PROVISIONS              6.1

PART 7 - TRANSFERS                                7.1

PART 8 - WITHDRAWAL PROVISIONS                    8.1

PART 9 - LIFETIME INCOME BENEFIT                  9.1

PART 10 - DISTRIBUTIONS DURING ANNUITANT'S LIFE  10.1

PART 11 - DISTRIBUTIONS AFTER ANNUITANT'S DEATH  11.1

PART 12 - ANNUITY PAYMENTS                       12.1

PART 13 - ANNUITY OPTIONS                        13.1

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

PART 1                   DEFINITIONS
--------------------------------------------------------------------------------

WE AND YOU               "We", "us" and "our" means the Company."You" or "your"
                         means the Owner of this Certificate.

ACCUMULATION UNIT        A unit of measure that is used to calculate the value
                         of the Variable Account of this Certificate before the Annuity Commencement Date.

ANNUITANT                A person whose age and life is used to determine
                         eligibility for the Lifetime Income Benefit and the amount and duration of Annuity Payments involving life contingencies. The Annuitant is as designated on the Specifications Page, unless changed.

ANNUITY COMMENCEMENT     The date Annuity Payments begin. It is the date
DATE                     selected by you and specified on the Specifications
                         Page, unless changed. Annuity Payments may not be scheduled under the Certificate to begin earlier than 12 months from the Certificate Date. This date may not be later than the Maturity Date.

ANNUITY OPTION           The method selected by you for Annuity Payments made by
                         us.

ANNUITY PAYMENT(S)       Payment(s) by us to you, in accordance with the Annuity
                         Option elected under the terms of this Certificate.

ANNUITY SERVICE OFFICE   Any office designated by us for the receipt of Payment
                         and processing of Owner requests.

ANNUITY UNIT             A unit of measure that is used after the Annuity
                         Commencement Date to calculate variable Annuity
                         Payments.

BENEFICIARY              The person, persons or entity to whom certain benefits
                         are payable following the death of the Annuitant. For purposes of the Internal Revenue Code, the "designated beneficiary" under the Certificate shall be the individual who is entitled to receive the amounts payable on death of an Owner, or if any Owner is not an individual, on any change in, or death of, an Annuitant.

BENEFIT BASE             The Benefit Base is the total amount used for the sole
                         purpose of calculating guaranteed lifetime withdrawals.
                         The Benefit Base is not used in calculating the Certificate Value or any other guaranteed benefits. The
                         Benefit Base cannot be withdrawn in a lump sum.

CO-ANNUITANT             The second person whose age and life may be used to
                         determine eligibility for the Lifetime Income Benefit.
                         The co-Annuitant is designated on the Specifications
                         Page, unless changed. Only the spouse of the Annuitant is eligible to be a co-Annuitant.

COMPANY The insurance company named on the first page of this Certificate (or any successor insurance company named by endorsement to this Certificate) that will pay benefits in accordance with this Certificate.

CERTIFICATE ANNIVERSARY  The annual anniversary of the Certificate beginning twelve months from the Certificate Date and each year thereafter.

CERTIFICATE DATE         The date of issue of this Certificate as designated on
                         the Specifications Page.

CERTIFICATE VALUE        The total of your Investment Account Values.

CERTIFICATE YEAR         The period of time measured twelve consecutive months
                         from the Certificate Date or any Certificate
                         Anniversary thereafter.

CONTINGENT BENEFICIARY   The person, persons or entity who becomes entitled to
                         receive the Certificate proceeds if all Beneficiaries die before the Owner dies.

                                      1.1

ENDORSEMENT              An Endorsement modifies the certificate to which it is
                         attached. Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY            An Annuity Option with payments which are predetermined
                         and guaranteed as to dollar amount.

GENERAL ACCOUNT          All the assets of the Company other than assets in
                         Separate Accounts.

INTERNAL REVENUE CODE    The Internal Revenue Code of 1986, as amended from time
(IRC)                    to time, and any successor statute of similar purposes.

INVESTMENT ACCOUNT VALUE The value of your investment in an Investment Option.

INVESTMENT OPTIONS       The investment choices available to you. The Investment
                         Options available under this Certificate are shown on the Specifications Page. When you select an Investment
                         Option, we allocate your Certificate Value to a Sub-Account of the Variable Account that invests in a corresponding Portfolio.

LIFETIME INCOME AMOUNT   The Lifetime Income Amount is the amount that is
(LIA)                    guaranteed to be available for withdrawal each
                         Certificate Year after the Lifetime Income Date and during the life of the Annuitant and any co-Annuitant while this Certificate is in effect. The LIA reduces to zero upon the death of the last to die of the Annuitant and any co-Annuitant.

LIFETIME INCOME DATE     The Lifetime Income Date is the date on which the
                         initial LIA is calculated.

LIFETIME INCOME          The percentage used to determine your Lifetime Income
PERCENTAGE               Amount.

MATURITY DATE            The latest date on which annuity benefits may commence.
                         It is the date specified on the Specifications Page, unless changed. The maximum Maturity Date will be the later of age 90 or the end of the 10th Certificate
                         Year. Any extension of the Maturity Date will be subject to the laws and regulations then in effect and our prior approval.

NET PAYMENT              The Payment less the amount of premium tax, if any,
                         deducted from the Payment.

OWNER The person, persons or entity entitled to the ownership rights under this Certificate. The Owner is as designated on the Specifications Page, unless changed.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Certificate.

PORTFOLIO                The investment choices available to the Variable
                         Account.

QUALIFIED CERTIFICATES   Certificates issued under Qualified Plans.

QUALIFIED PLANS          Retirement plans which receive favorable tax treatment
                         under sections 401, 403, 408 or 457, of the Internal
                         Revenue Code of 1986, as amended.

RIDER A Rider provides an optional benefit, which may result in an additional charge to the Certificate. A Rider supplements the certificate to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

SEPARATE ACCOUNT         A segregated account of the Company that is not
                         commingled with our general assets and obligations.

SUB-ACCOUNT(S)           The Variable Account is divided into Sub-Accounts. Each
                         Sub-Account is invested in shares of a different
                         Portfolio.

SURRENDER VALUE          The Certificate Value on any Valuation Date, less, if
                         applicable, any certificate fees, any rider charges, and any deduction for premium taxes or similar taxes.

VALUATION DATE           Any date on which the New York Stock Exchange is open
                         for business and the net asset value of a Portfolio is determined.

                                      1.2

VALUATION PERIOD         Any period from one Valuation Date to the next,
                         measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT         The Company's Separate Account as shown on the
                         Specifications Page.

VARIABLE ANNUITY         An Annuity Option with payments which: (1) are not
                         predetermined or guaranteed as to dollar amount; and
                         (2) vary in relation to the investment experience of one or more specified variable Investment Options.

WITHDRAWAL AMOUNT        The amount deducted from the Certificate Value when you
                         request a withdrawal. This amount is the total of the amount paid to you plus the following, if applicable:
                         any certificate fees, any rider charges, any deduction for premium taxes or similar taxes, and any income taxes resulting from the withdrawal and withheld by us.
                         The Withdrawal Amount may not exceed the Certificate
                         Value.

                                      1.3

PART 2                    GENERAL PROVISIONS
--------------------------------------------------------------------------------

ENTIRE CONTRACT          The entire contract consists of the group contract,
                         this Certificate, Endorsements and Riders, if any, and the application(s), if one is attached to the group contract or this Certificate.

                         The benefits and values available under this Certificate are not less than the minimum required by any statute of the state in which this Certificate is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Certificate is delivered, if required by law.

MODIFICATION             Only the President, a Vice President, or the Secretary
                         of the Company has authority to agree on our behalf to any alteration of the Certificate or to any waiver of our rights or requirements. The change or waiver must be in writing. We will not change or modify this Certificate without prior approval by the New York
                         Superintendent of Insurance. No change that reduces benefits will be made without your written consent.

                         We may make any amendments as may be necessary to comply with the applicable provisions of the IRC and regulations thereunder as in effect from time to time. Any such amendment will be subject to any necessary regulatory approvals and, where required, approval of the Owner. We will send you a copy of any amendment. We will not be responsible for any adverse tax consequences resulting from the Owner's rejection of any such amendment.

CHANGE IN ANNUITY        Prior to the Annuity Commencement Date, an Owner may
COMMENCEMENT DATE        request in writing a change of the Annuity Commencement
                         Date. Any extension of the Annuity Commencement Date beyond the Maturity Date will be subject to our prior approval and any applicable law or regulation then in effect.

ASSIGNMENT               This Certificate is subject to assignment restrictions
                         for Federal Income Tax purposes. It is established for the exclusive benefit of the Annuitant and his or her Beneficiaries. It shall not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than us.

CLAIMS OF CREDITORS      All benefits and payments under this Certificate shall
                         be exempt from the claims of creditors to the extent permitted by law.

MISSTATEMENT AND PROOF   We may require proof of age, sex or survival of any
OF AGE, SEX OR SURVIVAL  person upon whose age, sex or survival any Lifetime
                         Income Benefit, Annuity Payments or other benefits provided by this Certificate or any Rider attached thereto depend. If the age or sex of the Annuitant or any co-Annuitant has been misstated, the benefits will be those which would have been provided for the correct age and sex. If we have made incorrect benefit payments, we will immediately pay the amount of any underpayment adjusted with interest at 3% per annum. We will deduct the amount of any overpayment from future benefit payments without adjustment for interest.

ADDITION, DELETION OR    We reserve the right, subject to prior approval of the
SUBSTITUTION OF          New York Superintendent of Insurance and in compliance
INVESTMENT OPTIONS       with applicable law, to make additions to, deletions
                         from, or substitutions for the Portfolio shares that are held by the Variable Account or that the Variable
                         Account may purchase. We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio. We will not substitute any shares attributable to your interest in a Sub-Account without notice to you and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of certificates, or from effecting a conversion between shares of another open-end investment company.

                                      2.1

                         We reserve the right, subject to prior approval of the New York Superintendent of Insurance and in compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Certificates as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Certificates, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING        Your Certificate is non-participating and will not
                         share in our profits or surplus earnings. We will pay no dividends on your Certificate.

REPORTS We will send you periodic reports, at least once each Certificate Year after the first, containing the value of each investment account and the Certificate Value. The report will include the number of Accumulation Units credited to each variable investment account, the Accumulation Unit value for each and the dollar value of each Accumulation Unit no more than 4 months prior to the date of the mailing of the report. We will provide such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

INSULATION               The portion of the assets of the Variable Account equal
                         to the reserves and other certificate liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.


SEPARATE ACCOUNT ASSETS  We will maintain, in the Separate Account, assets with a value at least equal to the amounts accumulated in accordance with the terms of the applicable agreements with respect to the Separate Account, and the reserves for annuities, in the course of payment that vary with the investment experience of the Separate Account.

CURRENCY AND PLACE OF    All payments made to or by us shall be made in the
PAYMENTS                 lawful currency of the United States of America at the
                         Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS    All notices and elections you make under this
                         Certificate must be in writing, signed by you and received by us at the Annuity Service Office. All notices, requests and elections will be effective when signed. We will not be liable for any payments made or actions taken before the notice or election is received by us.

GOVERNING LAW            This Certificate will be governed by the laws of the
                         jurisdiction indicated on the Specifications Page.


CERTIFICATE CONTINUATION If the Group IRA Single Payment Deferred Variable
UPON CONTRACT            Annuity Contract under which this Certificate is issued
TERMINATION              terminates, this Certificate shall continue in
                         accordance with its terms.

                                      2.2

PART 3                   OWNER, BENEFICIARY
--------------------------------------------------------------------------------
OWNER The Owner must be one natural person who is the sole Owner of the Certificate and the Annuitant, or a Trust established for the exclusive benefit of the Annuitant or his or her Beneficiaries. The Certificate is established for the exclusive benefit of the Annuitant or his or her Beneficiaries.

BENEFICIARY              The Beneficiary is as designated on the Specifications
                         Page, unless changed. However, if there is a co-Annuitant, that person will be treated as the Beneficiary upon death of the Annuitant. If no such Beneficiary is living, the Beneficiary is the Contingent Beneficiary. If no Beneficiary or Contingent
                         Beneficiary is living, the Beneficiary is the estate of the deceased Annuitant.

CHANGE OF OWNER,         Except as permitted under the "Death Before Maturity
ANNUITANT, BENEFICIARY   Date" provision, and otherwise permitted under
                         applicable federal tax law, neither the Owner nor the Annuitant may be changed. The co-Annuitant may be removed from the Certificate, but no change or addition of co-Annuitant is permitted prior to the Annuity
                         Commencement Date. Only the spouse of the Annuitant is eligible to be named as a co-Annuitant.

                         Subject to the right of an irrevocable Beneficiary, you may change the Beneficiary by written request in a form acceptable to us and which is received at our Annuity Service Office. Any change must be approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. We will not be liable for any payments or actions we take before the change is approved.

                                      3.1

 PART 4                  PAYMENT
--------------------------------------------------------------------------------
GENERAL The Certificate is not effective until Payment is received by us at our Annuity Service Office or such other place designated by us. The Certificate will be purchased with a single payment.

ALLOCATION OF NET        When we receive the Payment, the Net Payment will be
PAYMENT                  allocated among Investment Options in accordance with
                         the allocation percentages you elected as shown on the Specifications Page.

                                      4.1

PART 5                   FEES AND DEDUCTIONS
--------------------------------------------------------------------------------
CERTIFICATE ASSET FEE    To compensate us for assuming certain administration
                         expenses, expense risks and mortality risks, we deduct from each variable Investment Option a fee each Valuation Period at an annual rate set forth on the Specifications Page. A portion of this Asset Fee may also be used to reimburse us for distribution expenses.
                         This fee is reflected in the Net Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Certificate.

LIFETIME INCOME BENEFIT  To compensate us for assuming risks associated with the
FEE Lifetime Income Benefit, we charge an annual Lifetime Income Benefit Fee. The Lifetime Income Benefit Fee is deducted on each Certificate Anniversary. This fee is withdrawn from each Investment Option in the same proportion that the Investment Account Value of each Investment Option bears to the Certificate Value. The amount of the fee is equal to the Lifetime Income Benefit Fee percentage, shown on the Specifications Page, multiplied by the Benefit Base as of the prior Certificate Anniversary.

                         The Lifetime Income Benefit Fee will not be deducted during the Settlement Phase. The fee will not be deducted after the Maturity Date if an Annuity Option has commenced.

                         The initial Lifetime Income Benefit Fee percentage is shown on the Specifications Page. We reserve the right to increase the Lifetime Income Benefit Fee percentage if we determine an increase is required. If the fee is increased you will receive a 30-day advance notice of the increase and given the opportunity to terminate the Lifetime Income Benefit. If you elect to terminate this benefit you will need to provide a written request in a form acceptable to us.

                         In such a situation, the percentage will never exceed the Maximum Lifetime Income Benefit Fee percentage, shown on the Specifications Page.

TAXES We reserve the right to charge certain taxes against your Payment (either at the time of payment or liquidation), Certificate Value, payment of death benefit, withdrawals, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of the Payment, or from the issuance of this Certificate, or from the commencement or continuance of Annuity Payments under this Certificate.

                                      5.1

PART 6                       VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment
                              Option is determined by multiplying (a) times (b) where:

                                   (a)  equals the number of Accumulation
                                        Units credited to the Investment Option;
                                        and

                                   (b)  equals the appropriate Accumulation
                                        Unit Value.

ACCUMULATION UNITS            We will credit the Net Payment to your Investment
                              Options in the form of Accumulation Units. The number of Accumulation Units we will credit to each Investment Option will be determined by dividing the Net Payment allocated to that Investment Option by the Accumulation Unit Value for that Investment Option.

                              Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

ACCUMULATION UNIT VALUE       We will determine the Accumulation Unit Value for
                              a particular Investment Option for any Valuation
                              Period by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the net investment factor for the corresponding
                              Sub-Account for the Valuation Period for which the value is being determined. The Accumulation Unit
                              Value may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT FACTOR         The net investment factor is an index that
                              measures the investment performance of a Sub-Account from one Valuation Period to the next.
                              The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                                   (a)  is the net result of:

                                        1)   the net asset value per share
                                             of a Portfolio share held in the
                                             Sub-Account determined as of the
                                             end of the current Valuation
                                             Period, plus

                                        2)   the per share amount of any
                                             dividend or capital gain
                                             distributions made by the Portfolio
                                             on shares held in the Sub-Account
                                             if the ex-dividend date occurs
                                             during the current Valuation
                                             Period, and

                                   (b)  is the net asset value per share of
                                        a Portfolio share held in the Sub-
                                        Account determined as of the end of the
                                        immediately preceding Valuation Period,
                                        and

                                   (c)  is the Certificate Asset Fee shown
                                        on the Specifications Page.

                              The net investment factor may be greater or less than, or equal to, one.

                                      6.1

PART 7                       TRANSFERS
--------------------------------------------------------------------------------

TRANSFERS BEFORE MATURITY
DATE Before the Maturity Date or the Annuity Commencement Date, if earlier, you may transfer amounts among Investment Options of the Certificate. Amounts will be canceled from the Investment Options from which amounts are transferred and credited to the Investment Options to which amounts are transferred. We will effect such transfers so that the Certificate Value on the date of transfer will not be affected by the transfer.


TRANSFERS ON OR AFTER
MATURITY DATE                 Once variable Annuity Payments have begun, you may
                              transfer all or part of the investment upon which your variable Annuity Payments are based from one
                              Investment Option to another. To do this, we will convert variable Annuity Units you hold in the Investment Option from which you are transferring to variable Annuity Units of the Investment Option to which you are transferring. We will determine the number of Annuity Units to transfer so that if the next Annuity Payment were made at that time, it would be the same amount that it would have been without the transfer. You must give us notice at least 30 days before the due date of the first variable Annuity Payment to which the transfer will apply. Transfer charges and limitations are identified on the Specifications Page.

                              After the Annuity Commencement Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

DEFERRAL, MODIFICATION OR
TERMINATION OF TRANSFER
PRIVILEGE                     We reserve the right to defer, modify or terminate
                              the transfer privilege at any time that we are unable to purchase or redeem shares of the Portfolios. Transfer charges and limitations are identified on the Specifications Page and in the "Suspension of Payments" provision in the Withdrawals Provisions section.

                                      7.1

PART 8                       WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Surrender
                              Value, at any time before the earlier of the death of the Annuitant, the Annuity Commencement Date or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or
                              postpone the date of payments from, the variable
                              Investment Options for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable
                              Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders;
                              provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in
                              (2) and (3) exist.

TOTAL WITHDRAWAL              Upon receipt of your request to withdraw the
                              entire Certificate Value, we will terminate the Certificate and pay you the Surrender Value.


                              At the time of the total withdrawal, we will deduct the total amount of the Annual Certificate Fee from the Certificate Value in determining the Surrender Value. We will also deduct a pro rata share of the Lifetime Income Benefit Fee. A pro rata share of the fee is equal to the Lifetime Income Benefit Fee percentage, shown on the Specifications Page, multiplied by the Benefit Base, and then multiplied by the number of days that have elapsed since the previous Certificate Anniversary and divided by 365. For purposes of determining the Lifetime Income Benefit Fee, a total withdrawal will be deemed to have been taken on the date the death benefit is determined and once an Annuity Option has been elected.

PARTIAL WITHDRAWAL            If you request to withdraw an amount less than the
                              Surrender Value, we will pay you the amount requested and deduct the Withdrawal Amount from the Certificate Value. Unless you specify the amount to be withdrawn from each Investment
                              Option, the Withdrawal Amount will be withdrawn from each Investment Option on a pro rata basis.

                              Any withdrawals prior to the Lifetime Income Date, or withdrawals after the Lifetime Income Date that exceed the Lifetime Income Amount, may reduce the Lifetime Income Benefit.

FREQUENCY OF PARTIAL
WITHDRAWALS                   You may make as many partial withdrawals as you
                              wish.

                                      8.1

PART 9                       LIFETIME INCOME BENEFIT
--------------------------------------------------------------------------------

GENERAL This benefit guarantees that each Certificate Year after the Lifetime Income Date and during the life of the Annuitant and any co-Annuitant you may take withdrawals up to an amount equal to the Lifetime Income Amount (LIA), even if your Certificate Value reduces to zero. The LIA is described below in the "Lifetime Income Amount (LIA)" provision.

                              The Lifetime Income Date is the Certificate
                              Anniversary on or after the later of (a) the date the younger of the Annuitant or any co-Annuitant reaches the Lifetime Income Age or (b) the Minimum Holding Period Expiration date as shown on the Specifications Page.


BENEFIT BASE - INITIAL AND
MAXIMUM The initial Benefit Base equals the greater of the Payment or the Benefit Base Percentage multiplied by the Transferred Benefit Base. The Benefit Base is available only for the purpose of the Lifetime Income Benefit. It can not be withdrawn as a lump sum. The Benefit Base shall not exceed the Maximum Benefit Base amount shown on the Specifications Page.

BENEFIT BASE - IMPACT OF
BENEFIT ENHANCEMENT           On the first Certificate Anniversary and each
                              Certificate Anniversary on and prior to the first withdrawal after the Lifetime Income Date, we will determine a Benefit Enhancement amount and apply it to the Benefit Base, provided no withdrawals are taken during the previous Certificate Year.
                              The Benefit Enhancement amount is equal to the Benefit Enhancement Percentage multiplied by the Benefit Base as of the beginning of the previous
                              Certificate Year.

                              The Benefit Enhancement Percentage is shown on the Specifications Page.

BENEFIT BASE - IMPACT OF
STEP-UP At the time of the first withdrawal on or after the Lifetime Income Date, if the Certificate Value on the Certificate Anniversary prior to that withdrawal on or after the Lifetime Income Date is greater than the Benefit Base including any Benefit Enhancement we will automatically Step-Up the Benefit Base to the greater amount.

                                      9.1

BENEFIT BASE - IMPACT OF
WITHDRAWALS                   Prior to the Lifetime Income Date, the Benefit
                              Base will decrease as a result of any withdrawals.
                              The amount deducted in connection with the withdrawal will be equal to the greater of the following:


                                   (a)  An amount equal to A multiplied by
                                        (B divided by C) where:

                                        A    equals the amount of the
                                             withdrawal,

                                        B    equals the Benefit Base prior
                                             to the withdrawal,

                                        C    equals the Certificate Value
                                             prior to the withdrawal, or

                                   (b)  The amount of the withdrawal.

                              Beginning on the Lifetime Income Date, the Benefit Base will not reduce if total withdrawals during a Certificate Year are less than or equal to the LIA.

                              If a withdrawal after the Lifetime Income Date causes total withdrawals during a Certificate Year to exceed the LIA or if total withdrawals during a Certificate Year already exceeded the LIA, then the Benefit Base will be decreased as a result of the withdrawal. The amount deducted in connection with the withdrawal will be equal to the greater of the following:

                                   (a)  An amount equal to A multiplied by
                                        (B divided by C) where:

                                        A    equals the amount of the
                                             withdrawal,

                                        B    equals the Benefit Base prior
                                             to the withdrawal,

                                        C    equals the Certificate Value
                                             prior to the withdrawal, or

                                   (b)  The amount of the withdrawal.

                              See "Examples of Excess Withdrawal" below.

                              Notwithstanding the discussion above, the Benefit Base will not be reduced when all withdrawals during the Certificate Year and after the Lifetime Income Date are Life Expectancy Distributions elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the LIA for the Certificate year. (See the "Life Expectancy Distributions" provision.)


LIFETIME INCOME AMOUNT (LIA)  The initial LIA will be determined at the time of the first withdrawal on or after the Lifetime Income Date. The initial LIA is equal to the Lifetime Income Percentage shown on the Specifications Page multiplied by the Benefit Base on the date of that withdrawal.

                              Each time the Benefit Base is changed after the Lifetime Income Date, then the new LIA will equal the Lifetime Income Percentage shown on the Specifications Page multiplied by the new Benefit Base.

                                      9.2

EXAMPLES OF EXCESS
WITHDRAWAL                    The following examples illustrate the effect of an
                              excess withdrawal on the Benefit Base and LIA.

                  Before Withdrawal                                After Withdrawal
Ex,                    Benefit                                         Benefit
#              CV       Base          LIA     Withdrawal     CV         Base A          LIA
1            $25,000     $40,000     $1,800     $2,000     $23,000     $36,800 B     $1,656.00 B
2            $60,000     $40,000     $1,800     $2,000     $58,000     $38,000 C     $1,710.00 C

----------
(A) Benefit Base is reduced on a pro-rata basis, or by the amount of the withdrawal if greater, for withdrawals during the Certificate Year.

(B)  In Example #1, Benefit Base = $36,800 ($40,000 X $2,000/$25,000 = $3,200.
     Since $3,200 is greater than $2,000 the Benefit Base is reduced by $3,200. $40,000 minus $3,200 = $36,800); LIA = Lifetime Income Percentage multiplied by $36,800 If Lifetime Income Percentage is equal to 4.5%, then LIA .045 x $36,800= $1,656.00

(C)  In Example #2, Benefit Base = $38,000 ($40,000 X $2,000/$60,000 = $1,333.
     Since $2,000 is greater than $1,333 the Benefit Base is reduced by $ 2,000. $40,000 minus $2,000= $38,000); LIA = Lifetime Income Percentage multiplied by $38,000. If Lifetime Income Percentage is equal to 4.5%, then LIA .045 x $38,000= $ 1,710.00



LIFE EXPECTANCY
DISTRIBUTIONS                 For purposes of this benefit, Life Expectancy
                              Distributions are distributions within a calendar year that:

                                   (a)  are part of a series of
                                        substantially equal periodic payments
                                        over the Annuitant's Life Expectancy
                                        (or, if applicable, the joint Life
                                        Expectancy of the Annuitant and the
                                        Annuitant's spouse); and are paid to the Owner as required or contemplated by Code Section 401(a)(9), Section 408(b)(3), or Section 408A(c), as the case may be ("Qualified Death Benefit Stretch Distributions" and "Required Minimum Distributions"); and

                                   (b)  are the Certificate's proportional
                                        share of all such distributions as
                                        determined by the Company and based on
                                        the Company's understanding of the Code.

                              For purposes of this "Life Expectancy
                              Distributions" provision, references to Owner or Annuitant also include the Beneficiary, as applicable.

                              We reserve the right to make any
                              changes necessary to comply with the Code and Treasury Regulations.

SETTLEMENT PHASE              The Certificate will enter its Settlement Phase if
                              the Certificate Value reduces to zero, withdrawals during the Certificate Year do not exceed the LIA, and the Benefit Base is still greater than zero.
                              When the Certificate enters its Settlement Phase the Lifetime Income Benefit will continue, however all other rights and benefits under the Certificate, including death benefits, will terminate.

                              You will automatically receive settlement payments equal to the LIA each Certificate Year of the Settlement Phase during the life of the Annuitant and any co-Annuitant. If the Settlement Phase is entered prior to the Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income Date. The settlement payments will be paid no less frequently than annually. You may choose among the frequencies that we make available at the time settlement payments begin.

                              The Lifetime Income Benefit Fee will not be deducted during the Settlement Phase.

                              If the last of the Annuitant and any co-Annuitant dies during the Settlement Phase, then the Lifetime Income Benefit terminates and no additional settlement payments will be paid.

                                      9.3

PART 10                DISTRIBUTIONS DURING ANNUITANT'S LIFE
--------------------------------------------------------------------------------

GENERAL Notwithstanding any provision of this Certificate to the contrary, the distribution of the Annuitant's interest in the Certificate shall be made in accordance with the requirements of IRC Sections 401(a)(9) and 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the Certificate, as described below, must satisfy the requirements of IRC Section 408(a)(6) and the regulations thereunder, rather than this Part and paragraphs (b) and (c) of Part 11 of this Certificate. The required minimum distribution for this Certificate may be withdrawn from another Individual Retirement Account in accordance with Q&A-9 of Section 1.408-8 of the Income Tax Regulations.


                              There is no required distribution during the life of the Annuitant if this Certificate is issued as a Roth IRA as indicated in the Type of Certificate on the Specifications Page.


INTEREST IN THE CERTIFICATE   Unless otherwise provided under applicable federal
                              tax law, the "interest" in the Certificate includes the amount of any outstanding rollover, transfer, and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax
                              Regulations. Also, prior to the date that Annuity
                              Payments commence on an irrevocable basis (except for acceleration), the "interest" in the Certificate includes the actuarial value of any other benefits provided under the Certificate, such as guaranteed death benefits or the Lifetime
                              Income Benefit.

REQUIRED BEGINNING DATE       The "required beginning date" means April 1 of the
                              calendar year following the calendar year in which the Annuitant attains age 70 1/2, or such later date provided by applicable tax law.

 DISTRIBUTIONS                Unless otherwise permitted under applicable
                              federal tax law, the entire interest will commence to be distributed no later than the required beginning date over (i) the life of the Annuitant or the lives of the Annuitant and his or her designated Beneficiary (within the meaning of IRC
                              Section 401(a)(9)), or (ii) a period certain not extending beyond the life expectancy of the Annuitant, or joint life and last survivor expectancy of the Annuitant and his or her designated Beneficiary.

                              If the interest in the Certificate is to be distributed over a period greater than one year, the amount to be distributed by December 31 of each year (including the year in which the required beginning date occurs) shall be determined in accordance with the requirements of IRC Section 401(a)(9) and the regulations thereunder. Payments must be made in periodic payments at intervals of no longer than one year. Unless otherwise provided by applicable federal tax law, payments must be either nonincreasing or they may increase only as provided in Q&As-1 and -4 of Section 1.401(a)(9)-6 of the Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6.

                              The distribution periods described above cannot exceed the periods specified in Section 1.401(a)(9)-6 of the Income Tax Regulations (except as otherwise provided by applicable federal tax law).

                              If Annuity Payments commence on or before the required beginning date, the first required payment can be made as late as the required beginning date and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

                                      10.1

PART 11                  DISTRIBUTIONS AFTER ANNUITANT'S DEATH
--------------------------------------------------------------------------------

DEATH BENEFIT BEFORE
MATURITY DATE                 Death benefit distributions prior to the Maturity
                              Date are governed by Internal Revenue Code Section
                              72(s). Pursuant to Section 72(s) any reference in this DEATH BENEFIT section to "spouse" means a spouse as defined in Section 3 of the federal
                              Defense of Marriage Act ("DOMA"). Therefore, a same-sex partner is not a "spouse" for purposes of the distribution provisions of this section.

                              If the Annuitant dies prior to the Maturity Date or Annuity Commencement Date, if earlier, the interest in the Certificate will be distributed to the Beneficiary as follows. Written notice and proof of death and all required claim forms must be received at the Company's Annuity Service Office prior to any distribution.

                              The Certificate Value may be withdrawn by the Beneficiary in one sum immediately, in which case the Certificate will terminate. If the Certificate Value is not taken in one sum immediately, the Certificate will continue subject to the following provisions:


                                   (a)  The Beneficiary becomes the Owner.

                                   (b)  If the Beneficiary is not the
                                        deceased Annuitant's spouse, the
                                        Lifetime Income Benefit will no longer
                                        be available and the entire interest in
                                        the Certificate must be distributed
                                        under one of the following options:

                                        (i)      the entire interest in
                                                 the Certificate must be
                                                 distributed over the life of
                                                 the Beneficiary, or over a
                                                 period not extending beyond the
                                                 life expectancy of the
                                                 Beneficiary, with distributions
                                                 beginning by the end of the
                                                 calendar year following the
                                                 calendar year of the
                                                 Annuitant's death; or

                                        (ii)     the entire interest in
                                                 the Certificate must be
                                                 distributed by the end of the
                                                 calendar year containing the
                                                 fifth anniversary of the
                                                 Annuitant's Death; or

                                        (iii)    the entire interest in
                                                 the Certificate must be
                                                 distributed as Annuity Payments
                                                 under one of the options
                                                 described in the Annuity
                                                 Options section.

                                        An irrevocable election of the method of distribution must be made no later than the end of the calendar year immediately following the calendar year in which the Annuitant died. If no election is made, the interest in the Certificate will be distributed as described in (ii) above.

                                        The life expectancy of the Beneficiary
                                        is determined using the age of the
                                        Beneficiary as of his or her birthday in the year following the year of the Annuitant's death.

                                        If the Beneficiary dies before the
                                        distributions required by (i) or (ii)
                                        are complete, the entire remaining
                                        Certificate Value must be distributed at least as rapidly as under the distribution option chosen.

                                      11.1

                                   (c)  The following options apply if the
                                        sole Beneficiary is the Annuitant's
                                        spouse.

                                        If the sole Beneficiary is the deceased
                                        Annuitant's spouse and is the
                                        co-Annuitant, the surviving spouse may
                                        elect to continue the Certificate as the new Owner/Annuitant and the Lifetime Income Benefit will be available during the life of the surviving spouse.

                                        If the sole Beneficiary is the deceased
                                        Annuitant's spouse, but is not the
                                        co-Annuitant, the surviving spouse may
                                        elect to continue the Certificate as the new Owner/Annuitant but the Lifetime Income Benefit will no longer be available.

                                        The surviving spouse may name a new
                                        Beneficiary (and, if no Beneficiary is
                                        so named, the surviving spouse's estate
                                        will be the Beneficiary).

                                        The spouse may also elect distributions
                                        under one of the following options:

                                        (i)      the entire interest in
                                                 the Certificate may be
                                                 distributed over the life of
                                                 the Beneficiary, or over a
                                                 period not extending beyond the
                                                 life expectancy of the
                                                 Beneficiary, with distributions
                                                 beginning by the end of the
                                                 calendar year following the
                                                 calendar year of the
                                                 Annuitant's death (or by the
                                                 end of the calendar year in
                                                 which the Annuitant would have
                                                 attained age 70 1/2, if later)
                                                 ; or

                                        (ii)     the entire interest in
                                                 the Certificate may be
                                                 distributed by the end of the
                                                 calendar year containing the
                                                 fifth anniversary of the
                                                 Annuitant's Death; or

                                        (iii)    as Annuity Payments
                                                 under one of the options
                                                 described in the Annuity
                                                 Options section.

                                      11.2

                                   Such election must be made no later than the earlier of the date distributions are scheduled to begin under (i) above or December 31 of the year containing the fifth anniversary of the Annuitant's death. If no election is made, the entire interest in the Certificate will be distributed as described in (ii) above.

                                   If the surviving spouse dies before required distributions commence, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the designated Beneficiary's life expectancy determined using the Beneficiary's ages as of his or her birthday in the year following the death of the spouse. If elected, the interest may be distributed as described in (ii) above.


                            If there is no Beneficiary, the entire interest in the Certificate will be distributed by the end of the calendar year containing the fifth anniversary of the Annuitant's Death.

                            Life expectancies are determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are made to a surviving spouse as the sole designated Beneficiary, such spouse's life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year distributions must begin, reduced by 1 for each subsequent year.

                            We will permit the Owner to limit the option(s) offered to any named Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Certificate and it satisfies the applicable requirements of IRC Sections 401(a)(9) and 408(b)(3) and the regulations thereunder.

                            If the Annuitant dies after required distributions commence, the remaining portion of his or her interest in the Certificate, if any, will be distributed at least as rapidly as under the distribution option chosen.

                            If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER
MATURITY DATE               If Annuity Payments have been selected based on an
                            Annuity Option providing for payments for a guaranteed period, and the Annuitant dies on or after the Annuity Commencement Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death.
                            If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH              We will require proof of death upon the death of the
                            Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service Office:


                                   (a)  A certified copy of a death
                                        certificate.

                                   (b)  A certified copy of a decree of a
                                        court of competent jurisdiction as to
                                        the finding of death.

                                   (c)  Any other proof satisfactory to us.

                                      11.3

PART 12                       ANNUITY PAYMENTS
--------------------------------------------------------------------------------

GENERAL Benefits payable under this Certificate may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code sections 401(a)(9) and 408(b)(3). If guaranteed payments are to be made, the period over which the guaranteed payments are made may not exceed the period permitted under Section 1.401(a)(9)-6 of the Income Tax Regulations. Once Annuity Payments commence, the Annuity Option may not be changed. The "Life 5-Year Certain" Annuity Option described under Part 13, Option 1 is the default Annuity Option unless you request another option prior to the Annuity Commencement Date or unless otherwise required by the Internal Revenue Code. If you are receiving distributions that comply with the minimum distribution requirements of the Internal Revenue Code, you do not need to annuitize the Certificate Value.

                            We will send you information about Annuity Options before the Annuity Commencement Date. If by the Maturity Date, you do not choose an Annuity Option, make a total withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the Annuity Option shown on the Specifications Page and the Annuity Commencement Date is considered to be the Maturity Date. You can change the Annuity Option at any time before Annuity Payments commence.

                            You may select a Fixed or Variable Annuity. We will provide variable Annuity Payments unless otherwise elected. Once Annuity Payments commence, the Annuity Option may not be changed.

                            The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                            If the monthly income is less than $20, we may pay the greater of the Certificate Value or the commuted value of the Lifetime Income Benefit in one lump sum on the Maturity Date, or the Annuity Commencement Date if earlier.

                                      12.1

VARIABLE ANNUITY PAYMENTS          We will determine the amount of the first
                                   variable Annuity Payment by applying the portion of the Certificate Value used to effect a Variable Annuity (minus any applicable premium taxes) to the Annuity
                                   Option elected based on the mortality table and assumed interest rate shown on the Specifications Page. We will provide a table of the annuity factors upon request. If the current rates in use by us on the Annuity
                                   Commencement Date are more favorable to you, we will use the current rates. The portion of the Certificate Value used to effect a Variable Annuity will be measured as of a date not more than 10 business days prior to the Annuity Commencement Date.

                                   Subsequent payments will be based on the investment performance of the Investment Options you elected. The amount of each subsequent variable Annuity Payment is determined by multiplying the number of Annuity Units credited for each Investment Option you elect by the appropriate Annuity Unit value on each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due. The number of Annuity Units is determined by dividing the portion of the first payment allocated to an Investment Option by the Annuity Unit value for that Investment Option determined as of the same date that the Certificate Value used to effect Annuity Payments was determined. The portion of the first payment allocated to an investment Option will be determined in the same proportion that the Investment Account Value of each Investment Option bears to the Certificate Value used to effect the Variable Annuity, unless you elect a different allocation.

                                   Variable Annuity Payments, at the time of their commencement, will not be less than those that would be provided by the application of the Certificate Value to purchase any single consideration immediate annuity, offered by the Company at the time, to the same class of annuitants. Since no such annuity currently exists, we will apply rates that are reasonable in relation to the market single premium immediate annuity rates.

MORTALITY AND EXPENSE
GUARANTEE                          We guarantee that the dollar amount of each
                                   variable Annuity Payment will not be affected by changes in mortality and expense experience.

ANNUITY UNIT VALUE                 The value of an Annuity Unit for each
                                   Investment Option for any Valuation Period is determined as follows:

                                        (a)  The net investment factor for the
                                             corresponding Sub-Account for the
                                             Valuation Period for which the
                                             Annuity Unit value is being
                                             calculated is multiplied by the
                                             value of the Annuity Unit for the
                                             preceding Valuation Period; and

                                        (b)  The result is adjusted to
                                             compensate for the interest rate
                                             used to determine the first
                                             variable Annuity Payment.

                                   The dollar value of Annuity Units may
                                   increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS             We will determine the amount of each fixed
                                   Annuity Payment by applying the portion of the Certificate Value used to effect a Fixed
                                   Annuity measured as of a date not more than 10 business days prior to the Annuity
                                   Commencement Date (minus any applicable
                                   premium taxes) to the Annuity Option elected based on the mortality table and interest rate shown on the Specifications Page.

                                   Fixed Annuity Payments, at the time of their commencement, will not be less than those that would be provided by the application of the Certificate Value to purchase any single consideration immediate annuity, offered by the Company at the time, to the same class of annuitants.

                                   We guarantee the dollar amount of fixed
                                   Annuity Payments.

                                      12.2

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PART 13                         ANNUITY OPTIONS
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DESCRIPTION OF ANNUITY
OPTIONS                            Option 1: Life Annuity

                                   Life 5-Year Certain. We will make Annuity
                                   Payments for 5 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 5-year period.

                                   Option 2: Joint Life Annuity

                                   Joint Life 5-Year Certain. We will make
                                   Annuity Payments for 5 years and after that during the joint lifetime of the Annuitant and co-Annuitant. No payments are due after the death of both the Annuitant and co-Annuitant or, if later, the end of the 5-year period.

                                   Option 3: Fixed Life Annuity

                                   Life Annuity with Cash Refund: This option is available if only one of the Annuitant or co-Annuitant is living at the Annuity Commencement Date. We will make payments during the lifetime of the Annuitant or co-Annuitant. After the death of the Annuitant or co-Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Certificate Value at the election of this option over the sum of the Annuity Payments made under this option. This option is available on or after the later of the Annuitant's 90th birthday or the tenth Certificate Anniversary.

                                   The annual amount of the Annuity Payments will equal the greater of:

                                        (a)  the Lifetime Income Amount, or

                                        (b)  the annual amount determined
                                             by applying the Certificate Value
                                             to a Cash Refund Annuity Option
                                             based on the Mortality Table and
                                             Fixed Annuity Payment Interest Rate
                                             listed on the Specifications Page.

                                   Option 4: Fixed Joint Life Annuity

                                   Joint Life Annuity with Cash Refund: This option is available if both the Annuitant and co-Annuitant are living at the Annuity Commencement Date. We will make payments during the lifetime of the Annuitant and co-Annuitant. After the death of both the Annuitant and co-Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Certificate Value at the election of this option over the sum of the Annuity Payments made under this option. This option is available only if the co-Annuitant is the co-Annuitant listed on the Specifications Page at issue of the Certificate. This option may be elected on or after the earlier of the Annuitant's or co-Annuitant's 90th birthday or the tenth Certificate Anniversary, if later.

                                   The annual amount of the Annuity Payments will equal the greater of:

                                        (a)  the Lifetime Income Amount, or

                                        (b)  the annual amount determined
                                             by applying the Certificate Value
                                             to a Joint Life Cash Refund Annuity
                                             Option based on the Mortality Table
                                             and Fixed Annuity Payment Interest
                                             Rate listed on the Specifications
                                             Page.

ALTERNATE ANNUITY OPTIONS          Instead of settlement in accordance with the
                                   Annuity Options described above, you may choose an alternate form of settlement acceptable to us. Once Annuity Payments commence, the form of settlement may not be changed.

                                      13.1

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JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK             [JOHN HANCOCK LOGO]

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